                                                                    Exhibit 11.1

CYMER, INC.
CALCULATION OF
EARNINGS PER SHARE (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Three Months     Six Months
                                                      Ended           Ended
                                                  June 30, 1997   June 30, 1997
                                                  -------------   -------------
EARNINGS PER SHARE

Weighted average shares of common stock
  outstanding during the period                        14,067          13,980

Assumed exercise of outstanding stock
  options and warrants(1)                               1,280           1,299
                                                  -------------   -------------
Weighted average common and
  common equivalent shares                             15,347          15,279
                                                  =============   =============

Net income                                             $7,430         $11,838
                                                  =============   =============

Earnings per share                                      $0.48           $0.77
                                                  =============   =============


                                                   Three Months     Six Months
                                                      Ended           Ended
                                                  June 30, 1996   June 30, 1996
                                                  -------------   -------------
PRO FORMA EARNINGS PER SHARE

Pro forma weighted average shares of
  common stock outstanding during the period            8,766           8,766

Pro forma assumed exercise of outstanding
  stock options and warrants(1)                           900             900
                                                  -------------   -------------
Pro forma weighted average common and
  common equivalent shares                              9,666           9,666
                                                  =============   =============

Net income                                             $1,217            $957
                                                  =============   =============

Pro forma earnings per share                            $0.13           $0.10
                                                  =============   =============

(1) Computed using the treasury stock method.
    See Note 2 of Notes to Consolidated Financial Statements

Note: Based on the Company's capital
structure, there is no difference between primary and fully diluted earnings per share.